Exhibit 4

                           EMMET, MARVIN & MARTIN, LLP            177 MADISON AVENUE
                               COUNSELLORS AT LAW            MORRISTOWN, NEW JERSEY 07960
                                       _____                        (973) 538-5600
                                   120 Broadway                   FAX: (973) 538-6448
                             New York, New York 10271                    _____
                                       _____                  1007 ORANGE STREET, SUITE 1460
Writer's Direct Dial              (212) 238-3000                WILMINGTON, DELAWARE 19801
                                  (212) 653-1760                    (302) 472-7000
                                       _____                      FAX: (302) 472-7120
                                Fax: (212) 238-3100                        _____
                                Fax: (212) 653-1730              1351 WASHINGTON BOULEVARD
                            http://www.emmetmarvin.com       STAMFORD, CONNECTICUT 06902-4543
                                                                    (203) 425-1400
                                                                  FAX: (203) 425-1410
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                                                               November 16, 2005

The Bank of New York,
  as Depositary
101 Barclay Street
New York, New York, 10286

Re:   American Depositary Receipts for Ordinary Shares of Dark Blue Sea Limited.
      --------------------------------------------------------------------------

Ladies and Gentlemen:

      We refer to the registration statement to be filed on Form F-6 under the Securities Act of 1933 (the "Registration Statement") by the legal entity created by the agreement (the "Deposit Agreement") for issuance of American
Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") for Ordinary Shares of Dark Blue Sea Limited for which you propose to act as Depositary.

      We are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.

      This  opinion  may  be  used  by  you as an  exhibit  to the  Registration
Statement.

                                                 Very truly yours,

                                                 /s/ Emmet, Marvin & Martin, LLP
                                                 -------------------------------
                                                 EMMET, MARVIN & MARTIN, LLP